                                                                    Exhibit 99.1

                               PRIVATE PLACEMENT
                             SUBSCRIPTION AGREEMENT


         THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (the "Agreement"), dated as of the date of acceptance set forth below, by and between Harken Energy Corporation, a Delaware corporation, with headquarters located at 5605 North MacArthur, Suite 400, Irving, Texas 75038 (the "Company"), and the undersigned (the "Buyer").

                              W I T N E S S E T H:

         WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"); and

         WHEREAS, the Buyer wishes to subscribe for and purchase shares of Common Stock, $.01 par value (the "Common Stock"), of the Company upon the terms and subject to the conditions of this Agreement, subject to acceptance of this Agreement by the Company;

         NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1.      AGREEMENT TO SUBSCRIBE; PURCHASE PRICE.

                 a.       SUBSCRIPTION.     The undersigned hereby subscribes
for and agrees to purchase the number of shares of Common Stock set forth on the signature page of this Agreement. (the "Shares") at the price per Share set forth on the signature page of this Agreement. The aggregate purchase price for the Shares shall be as set forth on the signature page hereto and shall be payable in United States Dollars.

                 b.       SUBSCRIPTION PRICE.   The subscription price (the
"Subscription Price") per share of the Common Stock shall be based upon the average closing market price (the "Average Price") for the Common Stock as listed on the American Stock Exchange for the five (5) trading days immediately prior to the date on which they Buyer shall execute and submit to the Company this Subscription Agreement. The Subscription Price per share shall be determined as the Average Price less a twenty five percent (25%) discount. In the event that the Company should sell additional shares of its Common Stock after the date of this Agreement, except pursuant to the exercise of outstanding stock options, warrants or other derivative securities, and prior to the effective date of the Registration Statement as required under Section 5 hereof, at a price lower than the Subscription Price, then the Company will issue additional shares of Common Stock to the Buyer hereunder, so
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Private Placement Subscription  Agreement
October 23, 1995
Page 2

that the average price of the Common Stock purchased hereunder will be equal to the lowest price paid for the Company's Common Stock by others.

                 c.       FORM OF PAYMENT.   The Buyer shall pay the
Subscription Price for the Shares by delivering good funds in United States Dollars to the escrow agent ("Escrow Agent") identified in the Joint Escrow Instructions attached hereto as ANNEX I (the "Escrow Agreement"). Such delivery of funds shall be made against delivery by the Company to the Escrow Agent of a certificate for the Shares. Promptly following payment by the Buyer to the Escrow Agent of the Subscription Price for the Shares, the Company shall
deliver a certificate for the Shares to the Escrow Agent.   Each party, by
signing this Agreement, the Buyer and the Company, agrees to all of the terms and conditions hereof, and becomes a party to, the Joint Escrow Instructions attached hereto as ANNEX II, all of the provisions of which are incorporated herein by this reference as if set forth in full.

                 d.       METHOD OF PAYMENT.   Payment of the purchase price
for the Shares shall be made by wire transfer of funds to:


              Company:                  Phillip A. Gustlin Clients Trust Account
              Bank:                     City National Bank
              Account No.:              009421726
              ABA No.:                  122-016066
              Telephone No.:            1-800-575-5502

Not later than 4:00 p.m., Dallas, Texas time, on the date which is three business days after the date on which the Company shall have accepted this Agreement and returned a signed counterpart of this Agreement to the Buyer, the Buyer shall deposit with the Escrow Agent the aggregate subscription price for the Shares.

         2.      BUYER REPRESENTATIONS, WARRANTIES, ETC.;  ACCESS TO
INFORMATION;   INDEPENDENT INVESTIGATION.

         The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

                 a. The Buyer is purchasing the Shares for its own account for investment only and not with a view towards the public sale or distribution thereof;

                 b. The Buyer is an "Accredited Investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(5)(6);
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Private Placement Subscription  Agreement
October 23, 1995
Page 3


                 c. The Buyer has experience in investments of this nature or has engaged its own advisors for advice and counsel concerning Buyer's purchase of the Shares.

                 d. All subsequent offers and sales of the Shares by the Buyer shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to a valid exemption from registration;

                 e. The Buyer understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representation, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the
Shares:

                 f. The Buyer and/or its advisors have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Buyer. The Buyer and its advisors have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has had the opportunity to obtain and to review the Company's (1) Annual Report on Form 10-K for the year ended December 31, 1994,
(2) quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1994, March 31, and June 30, 1995 (3) Proxy Statement dated April 26, 1995 for the Company's 1995 Annual Meeting and (4) Current Reports on Form 8-K, dated November 4, 1994 as amended on January 3, 1995, dated April 27, 1995, dated October 5,1995, and dated October 16, 1995 in each case as
filed with the SEC.   The Buyer understands that its investment in the Shares
involves a high degree of risk and Buyer is relying solely upon its own knowledge and experience in making its decision to purchase the Shares;

                 g. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares; and

                 h. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.

         3.      COMPANY REPRESENTATIONS, ETC.
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Private Placement Subscription  Agreement
October 23, 1995
Page 4

         The Company represents and warrants to the Buyer that:


                 a.       ORGANIZATION AND GOOD STANDING.   The Company is a
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the State of Texas. The Company has full power and authority to enter into this Agreement and consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement is a valid and binding obligation of the Company enforceable in accordance with its terms.

                 b.       FINANCIAL CONDITION.   That since June 30, 1995 10-Q,
there has been no material adverse change in the financial condition of the Company, except to the possible extent referenced in the subsequently filed Current Reports on Form 8-K referenced in 2(f) above.

                 c. CONCERNING THE SHARES. The Shares, when issued, delivered and paid for in accordance with this Agreement, will be duly and validly authorized and issued, fully paid and non-accessible and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive rights of any stockholder of the Company, as such, to acquire the Shares.

                 d.       SUBSCRIPTION AGREEMENT.   This Agreement, when
accepted by the Company, shall have been duly and validly authorized , executed and delivered on behalf of the Company and shall be a valid and binding agreement of the Company enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.

                 e.       NON-CONTRAVENTION.   The execution and delivery of
this Agreement by the Company and the consummation by the Company of the issuance of the Shares and the other transactions contemplated by this Agreement do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, the certificate of incorporation or by-laws of the Company, or any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its properties or assets.

                 f.       APPROVALS.   The Company is not aware of any
authorization, approval or consent of any governmental body which is required to be obtained by the Company for the issuance
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Private Placement Subscription  Agreement
October 23, 1995
Page 5

and sale of the Shares to the Buyer as contemplated by this Agreement other than the possible filing of a listing application covering the Shares with the American Stock Exchange, Inc. if required.

         4.      CERTAIN COVENANTS AND ACKNOWLEDGEMENTS.

                 a.       TRANSFER RESTRICTIONS.   The Buyer acknowledges that
(1) the Shares to be issued to it hereunder have not been and are not being registered under the provisions of the 1933 Act (except as provided in the Registration Procedures set forth in Section 5 of this Agreement), and may not be transferred unless (A) the Shares are subsequently registered under the 1933 Act or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Shares may be sold or transferred pursuant to a valid exemption from such registration; (2) any sale of the Shares made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Shares under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company or any other person is under any obligation to register the Shares (other than pursuant to the Registration Procedures referred to in Section 5 of this Agreement) under the 1933 Act or any state securities regulations or to comply with the terms and conditions of any exemption thereunder.

                 b.       RESTRICTIVE LEGEND.   The Buyer acknowledges and
agrees that the certificates for the Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Shares):

         The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. The shares have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for these shares under the Securities Act of 1933, as amended, or an opinion of counsel acceptable to the Company that registration is not required under said Act.

                 c.       FORM D.   The Company agrees to file a Form D with
respect to the Shares if and as required under Regulation D.

         5.      REGISTRATION PROCEDURES.

                 a. Within 90 days from the date of Closing the Company shall prepare and file or cause to be filed with the Securities and Exchange Commission ("SEC") a registration statement
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Private Placement Subscription  Agreement
October 23, 1995
Page 6

(the "Registration Statement") with respect to all of the Shares (such Shares being registered are referred to as "Registrable Shares"). The Company shall thereafter use diligence in attempting to cause the Registration Statement to be declared effective by the SEC and shall thereafter use diligence to maintain the effectiveness of the Registration Statement for the shorter of (i) one year from the date of effectiveness; or (ii) the date on which all of the Registerable Shares have been sold by Buyer.

                 b. Following effectiveness, the Company shall furnish to each Buyer a prospectus as well as such other documents as the Buyer may reasonably request.

                 c. The Company shall use diligent efforts to (i) register and qualify the Registrable Shares covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Buyer may reasonably request (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times while the Registration Statement is likewise maintained effective, (iv) take all other actions reasonably necessary or advisable to qualify the Registerable Shares for sale in such jurisdictions; provided however, that he Company shall not be required in connection therewith or as a condition thereto (I) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 5(c), (II) subject itself to general taxation in any such jurisdiction,
(III) file a general consent to service of process in any such jurisdiction,
(IV) provide any undertakings that cause more than nominal expense or burden to the Company or (V) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders;

                 d. The Company shall, following effectiveness of the Registration Statement, as promptly as practicable after becoming aware of such event, notify the Buyer of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Buyer or as Buyer may reasonably request;

                 e. Following effectiveness of the Registration Statement, the Company, as promptly as practicable after becoming aware of such event, will notify the Buyer of the issuance by the SEC of any stop order or other suspension of effectiveness of the Registration Statement at the earliest possible time;
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Private Placement Subscription  Agreement
October 23, 1995
Page 7


                 f. Following effectiveness the Company will use diligence either to (i) cause all the Registrable Shares covered by the Registration Statement to be listed on a national securities exchange and on each additional national securities exchange on which similar securities issued by the Company are then listed, if any, if the listing of such Shares is then permitted under the rules of such exchange or (ii) secure designation of all the Registerable Shares covered by the Registration Statement as a National Association of Securities Dealers Automated Quotations System ("NASDAQ") "national market system security" within the meaning of Rule 11Aa2-1 of the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the quotation of the Registerable Shares on the NASDAQ National Market System or, if, despite the Company's best efforts to satisfy the preceding clause (i) or (ii), the Company is unsuccessful in satisfying the preceding clause (i) or
(ii), to secure listing on a national securities exchange or NASDAQ authorization and quotation for such Registerable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registerable Securities;

                 g. Provide a transfer agent and registrar, which may be a single entity, for the Shares not later than the effective date of the Registration Statement;

                 h. Take all other reasonable actions necessary to expedite and facilitate disposition by the Buyer of the Registerable Shares pursuant to the Registration Statement;

                 i. In the event that the Company shall have failed to prepare and file the Registration Statement with the SEC within the time period set forth under Section 5(a) above, then the Buyer may engage independent legal counsel to prepare and file a registration statement covering the Shares and the Company shall bear the reasonable costs and expenses of such independent counsel in connection therewith.

                 j. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 5 that the Buyer shall furnish to the Company such information regarding itself, as shall be reasonably required to the effect the registration of the Shares and shall execute such documents in connection with such registration as the Company may reasonably request.

                 k. The Buyer agrees to cooperate with the Company in any manner reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder unless such Buyer shall elect in writing to the Company to exclude all of such Buyer's Shares from the Registration Statement;

                 l. The Buyer agrees that, upon receipt of any notice from the Company of the
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Private Placement Subscription  Agreement
October 23, 1995
Page 8

happening of any event of the kind described in Section 5(d) or 5(e), Buyer will immediately discontinue disposition of Registerable Shares pursuant to the Registration Statement covering such Registrable Shares until such Buyer's receipt of the copies of the supplemented or amended prospectus and, if so directed by the Company, shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in Buyer's possession of the prospectus covering such Shares current at the time of receipt of such notice; and

                 m. All expenses, other than underwriting discounts and commissions and other fees and expenses of investment bankers and other than brokerage commissions, incurred in connection with registrations, filings or qualifications pursuant to this Section 5, including, without limitation, all registration, listing and qualification fees, printers and accounting fees and the fees and disbursements of counsel to the Company, shall be borne by the Company, and in the event of the applicability of Section 5(i) the costs of Buyer's independent legal counsel.

                 n. To the extent permitted by law, the Company will indemnify and hold harmless each Buyer who holds such Registerable Shares, the directors, if any, of such Buyer, the officers, if any, of such Buyer, each person, if any, who controls any Buyer within the meaning of the 1933 Act or the Exchange Act, any underwriter (as defined in the 1933 Act) for the Buyer, the directors, if any, of such underwriter and the officers, if any , of such underwriter, and each person, if any, who controls any such underwriter within the meaning of the 1933 Act or the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, expenses or liabilities (joint or several) (collectively, "Claims") to which any of them may become subject under the 1933 Act, the Exchange Act or otherwise, insofar a such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations in the Registration Statement, or any post-effective amendment thereof, or any prospectus included therein; (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post effective amendment thereof or the omission or alleged omission to state therein a material facts required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the 1933 Act, any state securities law or any rule or regulation by the Company of the 1933 Act the Exchange Act or any state securities law (the matters in the foregoing clauses (i) through (iv) being, collectively, "Violations"). Subject to the restrictions set forth in
Section 5(p) with respect to the number of legal counsel, the Company shall reimburse the Buyer and each such underwriter or controlling person, promptly as such expenses are
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Private Placement Subscription  Agreement
October 23, 1995
Page 9

incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 5(n) (I) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company; (II) with respect to any preliminary prospectus shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company; and (III) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Shares by the Buyers.

                 o. In connection with any Registration Statement in which Buyer is participating, such Buyer agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 5(n), the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the 1933 Act or the Exchange Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the 1933 Act or the Exchange Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the 1933 Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Buyer expressly for use in connection with such Registration Statement; and such Buyer will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 5(o) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Buyer, which consent shall not be unreasonably withheld; provided, further, however, that the Buyer shall be liable under this Section 5(o) for only that amount of a Claim as does not exceed the net proceeds to such Buyer as a result of the sale of Registrable Shares pursuant to such Registration Statement. Such investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Shares by the Buyers. Notwithstanding anything to the contrary contained herein the indemnification
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Private Placement Subscription  Agreement
October 23, 1995
Page 10

agreement contained in this Section 5(o) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

                 p. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 5(n) and 5(o) of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is made against any indemnifying party under this Section 5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying parties; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Company shall pay for only one separate legal counsel for the Buyer(s); such legal counsel shall be selected by the Buyer(s) holding a majority in interest of the Registrable Securities. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 5, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

         6.      TRANSFER AGENT INSTRUCTIONS.

         Promptly following the delivery by the Buyer of the aggregate Subscription Price for the Shares in accordance with Section 1(c) hereof, the Company's transfer agent will be instructed by the Company to issue one or more certificates representing in total the Shares, bearing the restrictive legend specified in Section 4(b) of this Agreement, registered in the name of the Buyer or its nominee and in such denominations as shall be specified by the Buyer prior to the Closing Date. The Company warrants that no instruction other than such instructions referred to in this Section 6 and stop transfer instructions to give effect to Section 4(a)and (b) hereof will be given by the Company to the transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent
provided in this Agreement.   Nothing in this Section shall affect in any way
the Buyer's obligations and agreement to comply with all applicable securities
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Private Placement Subscription  Agreement
October 23, 1995
Page 11

laws upon resale of the Shares.   If the Buyer provides the Company with an
opinion of counsel reasonably satisfactory in form, scope and substance to the Company that registration of a resale by the Buyer of any of the Shares in accordance with Section 4(a) is not required under the 1933 Act, the Company shall permit the transfer agent to issue one or more share certificates in such name and in such denominations as specified by the Buyer.

         7.      STOCK DELIVERY INSTRUCTIONS.

         The certificate(s) for the Shares shall be delivered by the Company to the Escrow Agent pursuant to Section 1(c) hereof upon receipt of which the Escrow Agent will immediately transfer the aggregate Subscription Price by wire transfer to the Company pursuant to the terms of the Escrow Agreement.

         8.      CLOSING DATE.

         The effective date and time of the issuance and sale of the Shares (the "Closing Date") shall be 9:00 a.m. , Dallas time, on the first business day following the date on which the Buyer has paid the aggregate subscription price for the Shares in accordance with Section 1(c) hereof, to the Escrow Agent and the Company shall have delivered the Shares to the Escrow Agent in accordance with Section 1(d) hereof.

         9.      CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

         The Buyer understands that the Company's obligation to sell the Shares to the Buyer pursuant to this Agreement is conditioned upon:

         a. The receipt and acceptance in its sole and absolute discretion by the Company of this Subscription Agreement from the Buyer for the Shares as evidenced solely by the execution and delivery to Buyer of this Agreement by the Company;

         b. Timely delivery by the Buyer to the Escrow Agent of good funds as payment in full of an amount equal to the aggregate subscription price for the Shares in accordance with Section 1(d) hereof, and

         c. The accuracy on the Closing Date of the representations and warranties of the Buyer contained in this Agreement and the performance by the Buyer on or before the Closing Date of all covenants and agreements of the Buyer required to be performed on or before such Closing Date.
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Private Placement Subscription  Agreement
October 23, 1995
Page 12

         10.     CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

         The Company understands that the Buyer's obligation to purchase the Shares is conditioned upon:

         a. Delivery by the Company to the Escrow Agent of this Agreement duly executed by the Company in acceptance thereof; and

         b. The accuracy on the Closing Date of the representations and warranties of the Company contained in this Agreement and the performance by the Company on or before the Closing Date of all covenants and agreements of the Company required to be performed on or before such Closing Date; and

         c. On the Closing Date, the Escrow Agent shall have received an opinion of counsel from the Company, in the form as set forth in Annex III attached hereto.

         11.     GOVERNING LAW;  MISCELLANEOUS.     This Agreement shall be
governed by and interpreted in accordance with the laws of the State of Texas. A facsimile transmission of this signed agreement shall be legal and binding on
all parties hereto.   The headings of this Agreement are for convenience of
reference and shall not form part of, or affect the interpretation of, this Agreement. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. Any notices required or permitted to be given under the terms of this Agreement shall be sent by mail or delivered personally or by courier and shall be effective five
(5) days after being placed in the mail, if mailed, or upon receipt, if delivered personally or by courier, in each case addressed to a party at such party's address shown in the introductory paragraph or on the signature page of this Agreement or such other address as may be provided by a party in accordance with this provision.

         12.     NO OFFER TO SELL.    This Agreement shall not be construed nor
interpreted as any offer by the Company to sell the Shares. The Company shall have no obligation to accept this Subscription Agreement if offered by the Buyer and may in the Company's sole discretion elect to reject this Subscription Agreement. The Company shall have no obligation nor liability to the Buyer nor any other party should the Company in its sole and absolute discretion not accept this Subscription Agreement.

         13.     ENTIRE UNDERSTANDING.    This Agreement (including the
attachments hereto) constitutes the entire understanding of the parties hereto with respect to the subject matter hereof and

Private Placement Subscription  Agreement
October 23, 1995
Page 13

supersedes any and all prior agreements, whether written or oral. This Agreement may be amended only in a written document duly executed by both parties hereto.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer or one of its officers thereunto duly authorized as of the date set forth below.

NUMBER OF SHARES:
                   -------------------------

PRICE PER SHARE:  $                         1
                   -------------------------

AGGREGATE SUBSCRIPTION PRICE:  $
                                -------------------------

NAME OF BUYER:
               ------------------------------------------

SIGNATURE:
               ------------------------------------------

Title:
               ------------------------------------------

Date:          October 23, 1995
               ------------------------------------------

Address:
               ------------------------------------------


               ------------------------------------------


               ------------------------------------------



IRS TAXPAYER NO.:
                  -------------------------

         This Agreement has been accepted by the Company as of the date set forth below (the "Acceptance Date").

HARKEN ENERGY CORPORATION

By:
    ---------------------------------------------

Title:
       ------------------------------------------

Date:
       ------------------------------------------

____________________________
1.  The Average Price as defined in Section 1(b) was $1.6875.